UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2011

NOVA MINING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-52668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)

2903 ½ Frank Gay Rd.

Marcellus, New York 13108
(Address of principal executive offices)

(315) 558-3702

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On September 1, 2011, pursuant to a written consent, the Board appointed Duncan Bain as Vice-President of Exploration for the Company.  Mr. Bain’s relevant business experience is below:

Duncan Bain, age 57, Vice-President of Exploration

Mr. Bain is currently and has been president of Duncan Bain Consulting, Ltd. for the past twenty-five years. He earned a B.Sc. and a Ph. D. in geology from the University of Western Ontario in 1977 and 2010, respectively. He is a member of the Professional Geoscientists of British Columbia and Ontario.

The Company believes that Mr. Bain’s experience and comprehensive knowledge of geology will be instrumental in the development of the business.

Family Relationships

Mr. Bain does not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Nova Mining Corp. and Duncan Bain dated September 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA MINING CORPORATION

Dated: September 23, 2011	By:	/s/ Carmen Joseph Carbona
Carmen Joseph Carbona
President